EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

BE Aerospace, Inc.
BE Aerospace (USA), LLC
BE Aerospace Netherlands BV
Royal Inventum BV
BE Aerospace (UK) Holdings Limited
BE Aerospace Services, Ltd.
BE Aerospace (UK) Limited
CF Taylor (B/E) UK Limited
B/E Aerospace Services, LLC
Advanced Thermal Sciences Corporation
Acurex LLC
B/E Aerospace International Ltd.
Nordskog Industries, Inc.
Burns Aerospace Europe (SARL)
BE Aerospace (France) SARL
BE Intellectual Property, Inc.
Aerospace Lighting Corporation
Flight Structures, Inc.
BE Aerospace Canada, Inc.
B/E Aerospace (Canada) Company
BE Aerospace El Salvador, Inc.
BE Aerospace El Salvador, Sociedad Amonima de Capital Variable
BE Aerospace Australia, Inc.
IFE Sales, LLC
T.L. Windust Machine, LLC
DMGI, LLC
B/E Aerospace Machined Products, Inc.
Maynard Precision, LLC
Modoc Engineering Corporation
ATS Japan Corporation
Advanced Thermal Sciences Taiwan Corporation
Denton Jet Interiors, LLC
Modern Metals, Inc.
Nelson Aero Space, Inc.
M & M Aerospace Hardware, Inc.
M&M Aerospace Hardware SARL
M&M Aerospace Hardware GmbH
M&M Aerospace Hardware Ltd.
B/E Aerospace Development Corporation
Bomhoff Acquisition, Inc.